THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286
CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-02 CUSIP # 126691
08/25/96

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP #126691                                         Distribution Date08/25/96


4.04(i)           Reduction of the Stated Amount of Certificates
                                     SINGLE CERTIFICATE       TOTAL AMOUNT
     Class A-1 Certificates.     XE9          $1.30949012       $15,974.47
     Class A-2 Certificates.     XF6          $1.91544774       $67,785.78
     Class A-3 Certificates.     XG4          $0.00000000            $0.00
     Class A-4 Certificates.     XH2          $1.30949065       $40,671.47
     Class A-5 Certificates.     XJ8          $0.00000000            $0.00
     Class A-6 Certificates.     XK5          $0.00000000            $0.00
     Class A-7 Certificates.     XL3          $0.00000000            $0.00
     Class A-8 Certificates.     XM1          $0.00000000            $0.00
     Class A-9 Certificates.     XN9          $0.63171867        $6,417.63
     Class A-10 Certificates.    XP4          $0.63171944        $3,850.33
     Class PO Certificates.      XQ2          $0.86954257          $821.93
     Class X Certificates.       XRO          $0.00000000              N/A
     Class AR Certificates.      XS8      $1,000.00000000          $100.00
     Class B-1 Certificates.     XT6          $0.63171841        $2,054.98
     Class B-2 Certificates.     XU3          $0.63171760        $1,798.50
     Class B-3 Certificates.     XV1          $0.63172131          $924.84
     Class B-4 Certificates.     XW9          $0.63172131          $616.56
     Class B-5 Certificates.     XX7          $0.63172131          $154.14
     Class B-6 Certificates.     XY5          $0.63172131          $360.67

                                              Total              141,531.30

Aggregate amount of any Principal Prepayments
                                                                  38,655.42

4.04(ii)          Amounts distributed representing interest
                                       SINGLE CERTIFICATE      TOTAL AMOUNT
       Class A-1 Certificates.             $0.64556193            $7,875.21
       Class A-2 Certificates.             $5.83333324          $206,435.83
       Class A-3 Certificates.             $5.83333354           $95,526.67
       Class A-4 Certificates.             $5.03124988          $156,265.59
       Class A-5 Certificates.             $2.46875012           $76,676.91
       Class A-6 Certificates.             $6.45833314           $54,437.29
       Class A-7 Certificates.             $6.45833353           $55,806.46
       Class A-8 Certificates.             $6.45833326          $155,264.79
       Class A-9 Certificates.             $6.45833350           $65,610.21
       Class A-10 Certificates.            $6.45833306           $39,363.54
       Class PO Certificates.              $0.00000000                $0.00
       Class X Certificates.               $4.19057208          $520,003.12
       Class AR Certificates.              $6.80000000                $0.68
       Class B-1 Certificates.             $6.45833385           $21,008.96
       Class B-2 Certificates.             $6.45833509           $18,386.88
       Class B-3 Certificates.             $6.45833333            $9,455.00
       Class B-4 Certificates.             $6.45832992            $6,303.33
       Class B-5 Certificates.             $6.45831967            $1,575.83
       Class B-6 Certificates.             $6.45833321            $3,687.27

4.04(iii) Amount of shortfall which is less than the full amount that would be distributed:
       Principal                                                        0.00
       Interest                                                         0.00

4.04 (iv)      Stated Amount of Certificates after this Distribution
                             ORIGINAL BALANCE SINGLE CERTIFICATE TOTAL AMOUNT Class A-1 Certificates. $12,199,000.00 $998.69050988 $12,183,025.53
     Class A-2 Certificates.   $35,389,000.00      $998.08455226  $35,321,214.22
     Class A-3 Certificates.   $16,376,000.00    $1,000.00000000  $16,376,000.00
     Class A-4 Certificates.   $31,059,000.00      $998.69050935  $31,018,328.53
     Class A-5 Certificates.   $31,059,000.00        $0.00000000           $0.00
     Class A-6 Certificates.    $8,429,000.00    $1,000.00000000   $8,429,000.00
     Class A-7 Certificates.    $8,641,000.00    $1,000.00000000   $8,641,000.00
     Class A-8 Certificates.   $24,041,000.00    $1,000.00000000  $24,041,000.00
     Class A-9 Certificates.   $10,159,000.00      $999.36828133  $10,152,582.37
     Class A-10 Certificates.   $6,095,000.00      $999.36828056   $6,091,149.67

     Class PO Certificates.       $945,244.12      $999.13045743     $944,422.19
     Class X Certificates.    $124,088,814.09        $0.00000000           $0.00
     Class AR Certificates.           $100.00        $0.00000000           $0.00
     Class B-1 Certificates.    $3,253,000.00      $999.36828159   $3,250,945.02
     Class B-2 Certificates.    $2,847,000.00      $999.36828240   $2,845,201.50
     Class B-3 Certificates.    $1,464,000.00      $999.36827869   $1,463,075.16
     Class B-4 Certificates.      $976,000.00      $999.36827869     $975,383.44
     Class B-5 Certificates.      $244,000.00      $999.36827869     $243,845.86
     Class B-6 Certificates.      $570,932.14      $999.36827869     $570,571.47

                                                  Total           162,546,744.96

4.04(v)    The Pool Stated Principal Balance for the following Distribution
           Date:
                                                                  162,546,744.97

4.04(vi)          Senior Percentage for the following Distribution Date
                                                                           ERR
                  Subordinated Percentage for the following Distribution Date
                                                               14.215905502999%

4.04(vii)         Amount of the Master Servicing Fees paid to or retained by the
                  Master Servicer with respect to such Distribution Date
                                                                     33,893.39

4.04(viii)        Pass-Through Rate for each such Class of Certificates
         Class A-1 Certificates.                                     7.75000%
         Class A-2 Certificates.                                     7.00000%
         Class A-3 Certificates.                                     7.00000%
         Class A-4 Certificates.                                     7.00000%
         Class A-5 Certificates.                                     7.75000%
         Class A-6 Certificates.                                     7.75000%
         Class A-7 Certificates.                                     7.75000%
         Class A-8 Certificates.                                     7.75000%
         Class A-9 Certificates.                                     7.75000%
         Class A-10 Certificates.                                    7.75000%
         Class PO Certificates.                                      7.25000%
         Class X Certificates.                                       7.25000%
         Class AR Certificates.                                      7.75000%
         Class B-1 Certificates.                                     7.75000%
         Class B-2 Certificates.                                     7.75000%
         Class B-3 Certificates.                                     7.75000%
         Class B-4 Certificates.                                     7.75000%
         Class B-5 Certificates.                                     7.75000%
         Class B-6 Certificates.                                     7.75000%